Exhibit 10.4.1.2

                          Management Services Agreement

Agreement made effective as of May 15, 2003.

Between:

                           Inyx Canada Limited
                           a Canada corporation,
                           ("Inyx Canada")

                           -        and -

                           JK Services
                           a partnership carried on by Miza Corporation, an Alberta corporation, and Janfour Holdings Ltd., an Alberta corporation
                           ("JK")

                           -        and -

                           Inyx, Inc. (f/k/a Doblique, Inc.),
                           a Nevada corporation
                           ("Inyx")

                           -        and -

                           Dr. Jack Kachkar
                           ("Kachkar")

Recitals:

(a) Inyx, Inc. (f/k/a Doblique Inc.) ("Inyx") entered into an Employment Agreement ("Inyx Employment Agreement") dated as of April 1, 2003 with Kachkar, providing for the employment of Kachkar as chairman and secretary of Inyx, Inc.;

(b) Immediately thereafter, Inyx determined to incorporate its subsidiary Inyx Canada for the purposes of providing management services (including the services of Kachkar) to Inyx and its subsidiaries;

(c) Doblique changed its name to Inyx, Inc. on May 6, 2003; any reference in this Agreement to Inyx shall include a reference to Doblique;

(d) The parties have agreed that JK shall provide Kachkar's services to Inyx Canada effective as of May 15, 2003 to support of the management services to be provided by Inyx Canada to Inyx;


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(e)  Inyx and Kachkar have terminated the Inyx Employment Agreement effective as of May 15, 2003;

(f) Inyx Canada and Inyx entered into a Management Services Agreement, ("Inyx Management Agreement") dated as of May 15, 2003, pursuant to which Inyx Canada has agreed to provide management services (including the services of Kachkar) to Inyx and its subsidiaries.

(g) Kachkar and JK have entered into an Employment Agreement ("Inyx Canada Employment Agreement"), effective as of May 15, 2003, providing for the employment by JK of Kachkar in conjunction with the provision of management services by Inyx Canada to Inyx, pursuant to the Inyx Management Agreement.

In consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

1.   Representations And Warranties

JK and Kachkar represent and warrant to Inyx Canada that they are parties to the Inyx Canada Employment Agreement, that such Agreement is a valid and existing employment agreement, pursuant to which Kachkar has agreed to provide his services on a full-time exclusive basis in conjunction with the management services to be provided by Inyx Canada to Inyx pursuant to the Inyx Management Agreement.

2.   Engagement

Inyx Canada hereby engages JK to provide the personal services of Kachkar, in conjunction with the services to be provided by Inyx Canada pursuant to the Inyx Management Agreement and to provide additional services that Inyx Canada may require in connection with its operations. JK hereby accepts such engagement on the terms and conditions hereof and agrees to keep and perform all obligations and agreements hereunder.

3.   JK's Services

JK shall provide the services of Kachkar to:

(a)  act as the Chairman and Secretary and a director of Inyx;

(b) manage and supervise the day to day operations and business of Inyx and its subsidiaries and other reasonable duties and business assigned by Inyx Canada from time to time. Provide business development and project management services. Kachkar will continue as a member of Inyx's board of directors, subject to continuing ratification by Inyx's shareholders. Kachkar agrees to perform and discharge such duties well and faithfully. Kachkar acknowledges that he will at all times be subject to the supervision and direction of Inyx's and Inyx Canada's board of directors;


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(c)  JK shall cause Kachkar and Kachkar  agrees to devote  substantially  all of his business time, attention and skills to the business and affairs of Inyx Canada during the term of this Agreement;

(d) whenever Kachkar as an officer or director of Inyx is required by law, rule or regulation or requested by any governmental authority or by Inyx or Inyx's auditors to provide certifications with respect to financial statements or filings with the Securities and Exchange Commission (USA) or any other governmental authority, Kachkar shall sign such certifications as may be reasonably requested, with such exceptions as Kachkar deems necessary to make such certifications accurate and not misleading.

4.   Term of Engagement

The term of the engagement of the Inyx Canada hereunder shall commence effective as of May 15, 2003 and, except as otherwise provided in Section 7 hereof, shall continue until the fifth (5th) anniversary of the date of this Agreement (the "Initial Term"). Thereafter, this Agreement shall automatically be renewed for successive one-year periods commencing on the fifth (5th) anniversary of the date of this Agreement (with the Initial Term and any such subsequent period(s), being referred to herein as the "Term"), unless JK or Inyx Canada shall have provided a Notice of Termination (as defined in Section 7(c)(ii) hereof) in respect of its or his election not to renew the Term to the other party at least ninety (90) days prior to such termination. Upon non-renewal of the Term pursuant to this Section 4 or termination pursuant to Sections 7(a)(i) through 7(a)(v) hereof, inclusive, JK and Kachkar shall be released from any duties hereunder (except as set forth in Section 8 hereof) and the obligations of Inyx Canada to JK and Kachkar shall be as set forth in Section 7(b) hereof only.

5.   Fees, Other Compensation and Expenses

Inyx Canada agrees to pay to JK the following fees, expenses and other benefits in conjunction with the provision of the services hereunder:

(a) Management Fee - a management fee in the amount of $245,000 USD per annum or at such increased rate as JK and Inyx Canada may agree, subject to the approval of the board of directors of Inyx, payable monthly, or as otherwise agreed. On each anniversary of this agreement the management fee for the ensuing year shall be increased a minimum of 5%;

(b) Performance Bonus - a bonus in an amount equal to any performance bonus paid by Inyx to Inyx Canada, pursuant to the Inyx Management Agreement, to be payable as and when received by Inyx Canada. Inyx Canada acknowledges that pursuant to the Inyx Management Agreement such bonus is based on such performance criteria as Inyx deems appropriate, including without limitation, the performance of services by JK and Kachkar and Inyx's earnings, financial condition, rate of return on equity and compliance with regulatory requirements;

(c) Project Specific Bonuses - additional project specific bonuses based on successfully completing business or commercial opportunities which are accretive to the financial performance of Inyx Canada and its subsidiaries. Such additional bonuses may be declared from time to time by effective


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     resolution  of the  board  of  directors  of Inyx  Canada,  subject  to the approval of the board of directors of Inyx. JK acknowledges and confirms that there is no obligation on Inyx Canada or Inyx to declare any such bonuses. Despite the foregoing, Inyx Canada shall pay a bonus to JK in an amount equal to any project specific bonus paid by Inyx to Inyx Canada pursuant to the Inyx Management Agreement.

(d) Stock Options - Inyx may arrange for JK or Kachkar to participate in stock option and similar equity plans of Inyx. It is acknowledged that Inyx has granted options to Kachkar to purchase 750,000 shares of common stock of Inyx on terms and conditions set forth in the Stock Option Agreement dated May 1, 2003 between Inyx and Kachkar. JK or Kachkar shall be entitled to any additional annual stock option grants provided at the discretion of the board of directors of Inyx.

(e) Expenses - Inyx Canada shall promptly reimburse JK for properly documented expenses reasonably incurred by JK or Kachkar in connection with the provision of services hereunder, including but not limited to, expenses for such items as entertainment, business travel (all air travel shall be at least Business Class), hotel, meals, dues, admission fees and initiation fees for various clubs. Inyx Canada shall similarly reimburse JK for the cost of Kachkar's spouse traveling with Kachkar, where appropriate. In the case of dues initiation and other fees for private clubs, the amount of reimbursement under this paragraph shall not exceed $25,000 USD for the year. In addition to being reimbursed for properly documented expenses that the Executive may incur on behalf of the Company, the executive shall be reimbursed for any discretionary expenses which shall not exceed $100,000 USD in each year during the agreement term.

(f) Benefit Plans - Inyx Canada shall arrange for Kachkar to participate in such employee benefit plans and programs as Inyx or its subsidiaries may from time to time generally offer or provide to its officers, including, but not limited to, participation in life insurance, health and accident, medical and dental plans including any such benefit plans offered by its subsidiaries where applicable.

(g) Transportation - Inyx Canada shall reimburse JK for the cost of providing Kachkar with an automobile allowance commensurate with his services together with all associated operating expenses and parking garage expense. Inyx Canada shall arrange to provide to JK for use by Kachkar, in accordance with the directives of the board of directors of Inyx with reasonable transportation for business purposes while attending at each of the offices or business locations of Inyx and its subsidiaries.

(h) Financial and Tax Advice - Inyx Canada shall reimburse JK for the expenses JK incurs for its or Kachkar's financial and tax advice, provided that the amount of such reimbursement for any year shall not exceed $20,000 USD.

(i) Legal Consulting - Upon presentation of an invoice, Inyx Canada shall reimburse JK for any legal fees and expenses incurred by JK or Kachkar in connection with the negotiation of this Agreement, provided that the amount of such reimbursement shall not exceed $20,000 USD.


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(j)  Life  Insurance  - Inyx Canada  shall  reimburse  JK for the  premium  cost incurred by JK (including expense incurred by Kachkar) with respect to a term life insurance policy on Kachkar's life (provided, that Kachkar qualifies on a non-rated basis), and the death benefits of which shall be payable to Kachkar `s estate, or as otherwise directed by Kachkar, in the amount equal to $1,000,000 USD.

(k) Applicable Taxes - Inyx Canada shall pay all applicable taxes, including goods and services taxes in respect of the payments to JK provided for herein.

6.   Vacation

JK shall not be in breach of its obligations hereunder if it is not performing its obligations hereunder because Kachkar is on vacation, provided that:

(a) the aggregate vacation time does not exceed four (4) weeks of paid vacation per calendar year, prorated for any partial year.

(b) during the period while Kachkar is on such vacation, JK shall be entitled to receive the full amount of the Management Fee and other benefits that it would have received had Kachkar not been on vacation.

7.   Termination of Engagement

(a) Events of Termination. The Term shall terminate upon the occurrence of any one or more of the following events:

     (i) Death. In the event of Kachkar's death, the Term shall terminate on the date of his death.

     (ii) Without Cause by JK. JK may terminate the Term at any time during such Term for any reason whatsoever by giving a Notice of Termination to Inyx Canada. The Date of Termination pursuant to this Section 7(a)(ii) shall be thirty (30) days after the Notice of Termination is given.

     (iii)Disability. In the event of Kachkar's Disability (as hereinafter defined), Inyx Canada may, at its option, terminate the Term by giving a Notice of Termination to JK. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty
          (30) days after the Notice of Termination is given. For purposes of this Agreement, "Disability" means the inability of Kachkar to substantially perform services provided hereunder on behalf of Inyx Canada for 180 days in any twelve (12) month period as a result of a physical or mental illness, all as determined in good faith by the board of directors of Inyx Canada.

     (iv) Cause. Inyx Canada may, at its option, terminate the Term for "Cause" based on objective factors determined in good faith by a majority of the board of directors of Inyx Canada as set forth in a Notice of Termination to JK specifying the reasons for termination and the


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          failure  of JK to cure the same  within  thirty  (30) days  after Inyx
          Canada shall have given the Notice of Termination; PROVIDED, HOWEVER, that in the event the board of directors of Inyx Canada in good faith
          determines   that  the   underlying   reasons   giving  rise  to  such
          determination cannot be cured, then the thirty (30) day period shall not apply and the Term shall terminate on the date the Notice of Termination is given. For purposes of this Agreement, "Cause" shall mean (i) JK's or Kachkar's conviction of, guilty or no contest plea to an indictable offence or felony (ii) an act or omission by JK or Kachkar in connection with the provision of services hereunder that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to Inyx Canada or Inyx; (iii) a material breach by JK or Kachkar of this Agreement and the failure of JK or Kachkar to cure the same within thirty (30) days;
          (iv) continuing failure of JK or Kachkar to perform proper duties as are assigned in accordance with this Agreement and with law and good business practice, other than a failure resulting from a Disability.

     (v) Inyx Canada's Material Breach. JK may, at its option, terminate the Term upon Inyx Canada's material breach of this Agreement and the continuation of such breach for more than ten (10) days after written demand for cure of such breach is given to Inyx Canada by JK (which demand shall identify the manner in which Inyx Canada has materially breached this Agreement). Inyx Canada's material breach of this Agreement shall mean (i) the failure of Inyx Canada to make any payment that it is required to make hereunder to JK when such payment is due or within two (2) business days thereafter; (ii) the assignment to JK or Kachkar, without its or his respective express written consent, of duties inconsistent with its or his respective positions, responsibilities and status with Inyx Canada or Inyx, or a change in JK's or Kachkar's reporting responsibilities, titles or offices or any plan, act, scheme or design to constructively terminate JK or Kachkar, or any removal of Kachkar from his position with Inyx Canada or Inyx, except in connection with the termination of the Term by Inyx Canada for Cause, without Cause, or Disability or as a result of Kachkar's death or voluntary resignation or by JK other than pursuant to this
          Section 7(a)(v); (iii) a reduction by Inyx Canada in JK's Management Fee.

(b) Certain Obligations of Inyx Canada Following Termination of the Term. Following termination of the Term under the circumstances described below, Inyx Canada shall pay to JK the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that JK or Kachkar now has or hereafter may have against Inyx Canada:

     (i) For Cause. In the event that the Term is terminated by Inyx Canada for Cause, Inyx Canada shall pay to Kachkar, in a single lump-sum, an amount equal to any unpaid but earned Management Fee through the Date of Termination.

     (ii) Without Cause By Inyx Canada; Material Breach By Inyx Canada; Election Not To Renew By Inyx Canada. In the event that the Term is terminated by JK or Kachkar pursuant to Section 7(a)(v) hereof or if such


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          termination  is  effective  at any time after a Change of Control  (as defined in Section 7(c)(i) hereof) of Inyx Canada, it shall pay to JK, subject to JK and Kachkar's continued compliance with the terms of
          Section 8 hereof, any unpaid but earned Management Fee through the Date of Termination PLUS an amount equal to two (2) times annualized Management Fees in effect at such applicable time (the "Termination Amount"). Additionally, any bonuses that are due to the JK shall be paid by Inyx Canada to JK. Any payments made in accordance with this
          Section 7(b)(ii) shall be made in a lump sum payment at a convenient date no later than fourteen (14) days after the date of termination.

     (iii)Without Cause By JK; Election Not To Renew By JK. In the event that the Term is terminated by JK pursuant to Section 7(a)(ii), Inyx Canada shall pay to JK, in a single lump-sum, an amount equal to any unpaid but earned bonuses and Management Fee through the Date of Termination.

     (iv) Disability. In the event that the Term is terminated by reason of Kachkar's Disability pursuant to Section 7(a)(iii) hereof, Inyx Canada shall pay to JK, subject to, in the case of Disability, Kachkar's continued compliance with the terms of Section 8 hereof, the Termination Amount, payable in accordance with Section 7(b)(ii) hereof.

     (v) Post-Engagement Term Benefits. In the event that JK is terminated pursuant to Sections 7(a)(i) through (7)(a)(v) hereof, inclusive, Inyx Canada shall reimburse JK for any unpaid expenses pursuant to Section 5(e) hereof and if Kachkar is terminated pursuant to Sections 7(a)(iii) or 7(a)(v) hereof or Inyx Canada elects not to renew this Agreement pursuant to Section 4 hereof, Inyx Canada shall pay, on behalf of JK, for a period equal to six (6) months from the Date of Termination (the "Benefits Period"), subject to JK and Kachkar's respective continued compliance with the terms of Section 8 hereof, all life insurance, medical, dental, health and accident, and disability plans and programs in which Kachkar was entitled to participate immediately prior to the Date of Termination; PROVIDED, that Kachkar's continued participation is legally possible under the general terms and provisions of such plans and programs. In the event that Kachkar's participation in any such plan or program is barred, Inyx Canada, at its sole cost and expense shall use its commercially reasonable efforts to provide Kachkar with benefits substantially similar to those that Kachkar was entitled to receive under such plans and programs for the remainder of the Benefits Period.

     (vi) Stock Options.

          (A) If, within twelve (12) months following a Change of Control (as defined in Section 7(c)(i) hereof) of Inyx, the Term is terminated other than for Cause, then JK or Kachkar (or his estate) shall have six (6) months from the date of such event to exercise such stock options; PROVIDED, that such stock options shall not have otherwise expired in accordance with the terms thereof. In connection there with, Inyx Canada agrees to use commercially reasonable efforts to amend JK's or Kachkar's Stock Option Agreements if necessary to effectuate the provisions of this Section 7(b)(vi)(A).


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          (B)  In the event the Term is terminated  (i) by Inyx Canada  pursuant to Section 7(b)(ii) hereof and the reason for such termination is not related to the performance of JK or Kachkar in its or his duties with respect to Inyx Canada, or (ii) by JK pursuant to
               Section 7(a)(v) hereof, then all stock options theretofore granted to JK or Kachkar shall thereupon vest and JK and Kachkar, respectively, shall have twelve (12) months from such date to exercise such options; PROVIDED, that the relevant stock option plan remains in effect and such stock options shall not have otherwise expired in accordance with the terms thereof. In connection therewith, Inyx Canada agrees to use commercially reasonable efforts to amend JK's and Kachkar's Stock Option
               Agreements  if necessary to  effectuate  the  provisions  of this
               Section 7(b)(vi).

(c)  Definitions

     (i) "Change of Control" Defined. A "Change of Control" of Inyx means (i) the approval by the stockholders of the Inyx of the sale, lease, exchange or other transfer (other than pursuant to internal reorganization) by Inyx of all or substantially all of its respective assets to a single purchaser or to a group of associated purchasers;
          (ii) the first purchase of shares of equity securities of Inyx pursuant to a tender offer or exchange offer (other than an offer by
          Inyx) for at least fifty (50%) percent of the equity securities of Inyx; (iii) the approval by the stockholders of Inyx of an agreement for a merger or consolidation in which the Inyx shall not survive as an independent, publicly-owned corporation; (iv) the acquisition (including by means of a merger) by a single purchaser or a group of associated purchasers of securities of Inyx from Inyx or any third party representing fifty (50%) percent or more of the combined voting power of Inyx's then outstanding equity securities in one or a related series of transactions (other than pursuant to an internal reorganization or transfers of the JK's or Kachkar's interests).

     (ii) "Notice of Termination" Defined. "Notice of Termination" means a written notice that indicates the specific termination provision relied upon by Inyx Canada or JK and, except in the case of termination pursuant to Sections 7(a)(i) or 7(a)(iii) hereof, that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Term under the termination provision so indicated.

     (iii)"Date of Termination" Defined. "Date of Termination" means such date as the Term terminated in accordance with Sections 4 or 7(a) hereof.


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8.   Confidentiality and Non-solicitation; Property Rights

(a) "Confidential Information" Defined. "Confidential Information" means any and all information (oral or written) relating to Inyx Canada or Inyx or Inyx's existing subsidiaries, entities and organizations hereafter formed, organized or acquired by Inyx, directly or indirectly (each, a "Subsidiary" and collectively, the "Subsidiaries" or any entity controlling, controlled by, or under common control with Inyx Canada, Inyx or any subsidiary or any of their respective activities, including, information not previously disclosed to the public or to the trade by Inyx's management, or otherwise in the public domain, with respect to Inyx Canada's or Inyx's products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information, business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which Inyx operates other than as a result of disclosure by the JK or Kachkar in violation of this agreements under this Section or (ii) the JK or Kachkar is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. JK and Kachkar each confirms that all restrictions in this Section are reasonable and valid and each waives all defenses to the strict enforcement thereof.

(b) Non-Disclosure of Confidential Information. Each of JK and Kachkar shall not at any time (other than as may be required or appropriate in connection with the performance by each of its or his duties hereunder), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever (except as may be required under legal process by subpoena or other court order).

(c) Certain Activities. Each of JK and Kachkar shall not, during the Term and for a period of two (2) years following the Date of Termination, directly or indirectly, hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or supplier of Inyx Canada, Inyx or any of their respective subsidiaries to discontinue or alter his or its relationship with any of them.

(d) Non-Competition. Each of JK and Kachkar shall not, while providing services hereunder and for a period of three (3) years following the Date of Termination, engage or participate, directly or indirectly (whether as a provider of management services, an officer, director, employee, partner, consultant, shareholder, lender or otherwise), in any business that manufactures, markets or sells products that directly competes with any product of Inyx Canada or Inyx or their respective subsidiaries that is significant to their respective business based on sales and/or profitability of any such product as of the Date of Termination, unless the Term is terminated by Inyx Canada pursuant to Section 7(a)(ii) or by JK or Kachkar pursuant to Section 7(a)(v) hereof. Nothing herein shall prohibit JK or Kachkar from being a passive owner of any publicly-traded class of capital stock of any entity directly engaged in a competing business.


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(e)  Property  Rights;  Assignment Of Inventions.  With respect to  information, inventions and discoveries or any interest in any copyright and/or other property right developed, made or conceived of by JK or Kachkar, either alone or with others, at any time while providing services hereunder and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, Inyx Canada is engaged or (if such is known to or ascertainable by JK or Kachkar) is considering engaging, JK and Kachkar hereby agree:

     (i) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of Inyx Canada or Inyx, as applicable;

     (ii) to disclose promptly to an authorized representative of Inyx Canada or Inyx all such information, inventions and discoveries or any copyright and/or other property right and all information in Inyx Canada or Inyx's possession as to possible applications and uses thereof;

     (iii)not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of Inyx Canada (other than Kachkar);

     (iv) that each of JK or Kachkar hereby waives and releases any and all rights it or he may have in and to such information, inventions and discoveries, and hereby assigns to Inyx Canada or Inyx as applicable and/or their respective its nominees all of JK's or Kachkar's respective rights, titles and interests in them, and all of their respective rights, titles and interests in any patent, patent application, copyright or other property right based thereon. Each of JK and Kachkar hereby irrevocably designates and appoints Inyx Canada or Inyx, as applicable, and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and on his behalf and in his stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by JK or Kachkar, respectively; and

     (v) at the request of Inyx Canada or Inyx, and without expense to JK or Kachkar, to execute such documents and perform such other acts as Inyx Canada or Inyx deems necessary or appropriate, for Inyx Canada or Inyx to obtain patents on such inventions in a jurisdiction or jurisdictions designated by Inyx Canada or Inyx, and to assign to Inyx Canada or Inyx respectively or their respective designee such inventions and any and all patent applications and patents relating thereto.

(f) Injunctive Relief. The parties hereby acknowledge and agree that (i) Inyx Canada or Inyx will be irreparably injured in the event of a breach by JK or Kachkar of any of their obligations under this Section 8; (ii) monetary damages will not be an adequate remedy for any such breach; (iii) Inyx Canada and Inyx will each be entitled to injunctive relief, in addition to any other remedy which each may have, in the event of any such breach; and
     (iv) the existence of any claims that JK or Kachkar may have against Inyx Canada or Inyx, whether under this Agreement or otherwise, will not be a defense to the enforcement by Inyx Canada or Inyx, respectively, of any of their respective rights under this Section 8.


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


(g) Non-Exclusivity and Survival. The covenants of JK or Kachkar contained in this Section 8 are in addition to, and not in lieu of, any obligations that JK or Kachkar may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any termination of the Term by either party and any investigation made with respect to the breach thereof by Inyx Canada or Inyx at any time.

9.   Miscellaneous Provisions

(a)  Severability.  If, in any  jurisdiction,  any term or  provision  hereof is determined  to be invalid or  unenforceable,  (a) the  remaining  terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(b) Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(c) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or telecopy (with confirmed delivery), or three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

     (i)  If to Inyx Canada, to:

          4950 Yonge Street, Suite 2001
          Toronto, Ontario,
          M2N 6K1
          Attention:  Vice President - Finance
          Fax No.:          (416) 250-2663

     (ii) If to Inyx Inc., to:

          801 Brickell, 9th Floor
          Miami, FL 33131
          Attention:  Vice-President - Finance and Treasurer
          Fax No.: (305) 789-6641


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


     (iii) If to JK or Kachkar, to:

          7300 Yonge Street
          Penthouse 12
          Thornhill, ON  L4J 7Y5

     (iv) with a copy to:

          Barry D. Fisher
          2000- 4950 Yonge Street
          Toronto, Ontario M2N 6K1
          Fax No.: (416) 225-3904

or to such other address(es) as a party hereto shall have designated by notice in writing to the other parties hereto.

(d) Amendment. No provision of this Agreement may be modified, amended, waived, or discharged in any manner except by a written instrument executed by all of the parties.

(e) Entire Agreement. This Agreement and, with respect to Section 7(b)(vi) hereof, any applicable stock option agreements and the governing stock option plans, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties hereto, oral or written. In the event of any conflict between Section 7(b)(vi) hereof and any applicable stock option agreements and the governing stock option plans and the governing stock option plans, Section 7(b)(vi) shall govern.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario..

(g) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(h) Binding Effect; Successors and Assigns. JK and Kachkar may not delegate any of its or his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Inyx Canada and Inyx shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Inyx Canada or Inyx, respectively, by an agreement in form and substance reasonably satisfactory to JK, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Inyx Canada or Inyx, respectively, would be required to perform if no such succession had taken place.

(i) Waiver, Etc. The failure of either of the parties hereto to, at any time, enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

(j) Capacity, Etc. JK or Kachkar and Inyx Canada hereby represent and warrant to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms.

(k) Arbitration: Any dispute arising pursuant to or in connection with this Agreement which cannot be resolved by agreement within thirty (30) days of the occurrence of such dispute, shall be resolved by arbitration pursuant to the Arbitrations Act (Ontario), as amended, ("Arbitrations Act"), and as provided in this Agreement and the decision shall be final and binding upon all of the parties hereto and shall not be subject to appeal.

(l) Arbitration Process: Any arbitration to be carried out under section 9(k) shall be subject to the following provisions:

     (i) For purposes of any arbitration hereunder, JK and Kachkar, and Inyx Canada and Inyx, shall act together as a single party. The party desiring arbitration shall nominate an arbitrator and shall notify the other parties of such nomination. The notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the Section or paragraph hereof pursuant to which such matter is so submitted. The other parties shall, together, within thirty (30) days after receiving such notice, nominate an arbitrator, and the two arbitrators shall select a Chairman of the Arbitration Tribunal to act jointly with them. If said arbitrators shall be unable to agree on the selection of such Chairman, the Chairman shall be designated by a Judge of the Ontario Court (General Division) upon an application by either Shareholder. The arbitration shall take place in the City of Toronto and the Chairman shall fix the time and place within the City of Toronto for the purpose of hearing such evidence and representations as the parties hereto may present and, subject to the provisions hereof, the decision of the arbitrators and the Chairman or of any two of them in writing shall be binding upon all of the parties hereto both in respect of procedure and the conduct of the parties during the procedure and the final determination of the issues therein. The arbitrators and Chairman shall, after hearing any evidence and representations that the parties may submit, make the decision and reduce the same to writing and deliver one copy thereof to each of the parties. The majority of the Chairman and the arbitrators may determine any matters of procedure for the arbitration not specified herein. It shall be a condition of the nomination of the members of the Arbitration Tribunal that they render their written decision within ninety (90) days of the conclusion of all verbal and written submissions.

     (ii) If the parties receiving notice of the nomination of an arbitrator by the party desiring arbitration fail within the said thirty (30) days to nominate an arbitrator, the arbitrator nominated by the Shareholder desiring arbitration may proceed alone to determine the dispute in such manner and at such time as he shall think fit and his decision shall, subject to the provisions hereof, be binding upon the parties.

     (iii)Notwithstanding the foregoing, any arbitration may be carried out by a single arbitrator if the parties so agree.

     (iv) The cost of the arbitration shall be borne by the parties to such arbitration in the proportions determined by the arbitrator.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Inyx Canada Limited                            Inyx Inc.

Per:     /S/ Rima Goldshmidt                   Per:     /S/ Rima Goldshmidt
         ------------------------                       ------------------------
         Name:    Rima Goldshmidt                       Name:  Rima Goldshmidt
         Title:   VP-Finance                            Title:  VP-Finance

JK Services, by its partners:

Miza Corporation                               Janfour Holdings Ltd.



Per:     /S/ Jack Kachkar                      Per:     /S/ Jack Kachkar
         ------------------------                       ------------------------
         Name:    Jack Kachkar                          Name:  Jack Kackhar
         Title:   President                             Title:  President



/S/ illegible                                            /S/ Jack Kachkar
------------------------                                ------------------------
Witness to Jack Kachkar                                 Jack Kachkar
Name:  Illegible


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